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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
The St. Paul Companies, Inc.:

    We consent to the use of our reports incorporated herein by reference in the Registration Statement on Form S-3 of The St. Paul Companies, Inc. The consolidated financial statements and financial statement schedules for the year ended December 31, 1997 have been restated to reflect the pooling of interests with the USF&G Corporation. Our reports state the consolidated financial statements and financial statement schedules of USF&G Corporation which statements reflect total revenues constituting 34 percent for the year ended December 31, 1997 of the related consolidated totals were audited by other auditors whose reports have been furnished to us, and our opinions, insofar as they relate to the amounts included for USF&G Corporation, for the year ended December 31, 1997, are based solely on the reports of such other auditors.

                                          /s/ KPMG LLP

Minneapolis, MN
April 12, 2000